Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ignacio Antoñanzas, Massimo Tambosco, Eduardo Escaffi, and Domingo Valdés, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on any form that Enersis S.A. (the “Company”) is then eligible to use and any and all amendments (including post-effective amendments) and supplements thereto and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act relating to the shelf registration of shares of common stock of the Company (including in the form of American Depositary Shares) and rights to subscribe for common stock (including in the form of American Depositary Share rights), as approved in the resolutions by the Board of Directors of the Company, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ PABLO YRARRÁZAVAL V. Pablo Yrarrázaval V.	Chairman of the Board	February 12, 2013

/S/ ANDREA BRENTAN Andrea Brentan	Director	February 25, 2013

/S/ RAFAEL FERNÁNDEZ M. Rafael Fernández M.	Director	February 25, 2013

/S/ RAFAEL MIRANDA R. Rafael Miranda R.	Director	February 25, 2013

/S/ HERNÁN SOMERVILLE S. Hernán Somerville S.	Director	February 25, 2013

/S/ EUGENIO TIRONI B. Eugenio Tironi B.	Director	February 25, 2013

/S/ LEONIDAS VIAL E. Leonidas Vial E.	Director	February 25, 2013

/S/ IGNACIO ANTOÑANZAS A. Ignacio Antoñanzas A.	Chief Executive Officer (principal executive officer)	February 25, 2013

/S/ EDUARDO ESCAFFI J. Eduardo Escaffi J.	Chief Financial Officer (principal financial officer)	February 25, 2013

/S/ ÁNGEL CHOCARRO G. Ángel Chocarro G.	Accounting Officer (principal accounting officer)	February 25, 2013